                                                                     EXHIBIT 23




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the previously filed Case Corporation S-8 Registration Statement (No. 333-04963) for the Case Corporation Retirement Savings Plan.



ARTHUR ANDERSEN LLP



Milwaukee, Wisconsin.
June 28, 2000.